   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 1996.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         NORTHERN STATES POWER COMPANY
                                NSP FINANCING I
                                NSP FINANCING II

             (Exact Name of Registrant as Specified in Its Charter)

          MINNESOTA                           41-0448030
           DELAWARE                       TO BE APPLIED FOR
           DELAWARE                       TO BE APPLIED FOR
 (State or Other Jurisdiction              (I.R.S. Employer
     of Incorporation or                 Identification No.)
        Organization)

                         ------------------------------

        414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401, (612) 330-5500

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

          EDWARD J. MCINTYRE                         GARY R. JOHNSON
  VICE PRESIDENT AND CHIEF FINANCIAL       VICE PRESIDENT, GENERAL COUNSEL AND
               OFFICER                             CORPORATE SECRETARY
    NORTHERN STATES POWER COMPANY             NORTHERN STATES POWER COMPANY
   414 NICOLLET MALL, MINNEAPOLIS,           414 NICOLLET MALL, MINNEAPOLIS,
           MINNESOTA 55401                           MINNESOTA 55401
            (612) 330-5500                            (612) 330-5500

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                   of Agent for Service for Each Registrant)
                         ------------------------------

                                   COPIES TO:
                                PETER D. CLARKE
                           GARDNER, CARTON & DOUGLAS
                             321 NORTH CLARK STREET
                            CHICAGO, ILLINOIS 60610
                                 (312) 245-8685
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
/ /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
                  TITLE OF EACH CLASS OF                      AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
                SECURITIES TO BE REGISTERED                  REGISTERED (1)(6)   UNIT (1)(2)(3)    PRICE (1)(2)(3)     FEE (2)(6)
Preferred Securities of NSP Financing I....................
Preferred Securities of NSP Financing II...................
Subordinated Debt Securities of Northern States Power
 Company...................................................
Guarantees of Preferred Securities of NSP Financing I and
 NSP Financing II by Northern States Power Company (4).....
  Total....................................................   $200,000,000           100%            $200,000,000       $60,607

(1) Such indeterminate number of Preferred Securities of NSP Financing I and NSP Financing II and such indeterminate principal amount of Subordinated Debt Securities of Northern States Power Company as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to NSP Financing I and NSP Financing II, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of NSP Financing I or NSP Financing II and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of NSP Financing I and NSP Financing II, and the Subordinated Debt Securities of Northern States Power Company registered hereby will not exceed $200,000,000.

(3) Exclusive of accrued interest and distributions, if any.

(4) Includes the rights of holders of the Preferred Securities under the Guarantees of Preferred Securities and back-up undertakings, consisting of obligations by Northern States Power Company to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of, as applicable, NSP Financing I and NSP Financing II, as set forth in the Amended and Restated Declaration of Trust, the Subordinated Debt Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1997)

                                  PREFERRED SECURITIES

                                NSP FINANCING I
             % TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPrS-SM-")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                         NORTHERN STATES POWER COMPANY
                           (A MINNESOTA CORPORATION)

    The    % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent preferred undivided beneficial interests in the assets of NSP Financing I, a statutory business trust formed under the laws of the State of Delaware ("NSP Financing" or the "Trust"). Northern States Power Company, a Minnesota corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of NSP Financing. NSP Financing exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing
the proceeds thereof in an equivalent amount of    % Junior Subordinated
Debentures due 2037 (the "Junior Subordinated Debentures") of the Company. The Junior Subordinated Debentures and the Preferred Securities in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered Securities." The Junior Subordinated Debentures when issued will be unsecured obligations of the Company and will be subordinate and junior in right to certain other indebtedness of the Company, as described herein. Upon an event of a default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.
                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------
    SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

    Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If so approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
          PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                    INITIAL PUBLIC        UNDERWRITING          PROCEEDS TO
                                                  OFFERING PRICE (1)     COMMISSION (2)        TRUST (3)(4)
Per Preferred Security..........................        $25.00                 (3)                $25.00
Total...........................................           $                   (3)

(1) Plus accrued distributions, if any, from                           .
(2) NSP Financing and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of
    such proceeds, $       per Preferred Security (or $       in the aggregate);
    PROVIDED, that such compensation for sales of 10,000 or more Preferred
    Securities to a single purchaser will be $       per Preferred Security.
    Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4) Expenses of the offering which are payable by the Company are estimated to be $475,000.
                           --------------------------
    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form
through the facilities of The Depository Trust Company, on or about            ,
199 .
                           --------------------------

MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.
A.G. EDWARDS & SONS, INC.

            BEAR, STEARNS & CO. INC.

                         DAIN BOSWORTH INCORPORATED

                                      DEAN WITTER REYNOLDS INC.

                                                  PIPER JAFFRAY INC.
                           --------------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS            , 199 .
  -SM-"TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPrS" ARE SERVICE MARKS OF
                           MERRILL LYNCH & CO., INC.

(CONTINUED FROM PREVIOUS PAGE)

    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing            ("distributions"). The payment of distributions out
of moneys held by NSP Financing and payments on liquidation of NSP Financing or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described herein and under the caption "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by NSP Financing as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture (as defined below) and its obligations under the Declaration (as defined below), including its liabilities to pay costs, expenses, debts and liabilities of NSP Financing (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors -- Rights Under the Guarantee" herein. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and PARI PASSU with the most senior preferred stock issued, from time to time, if any, by the Company. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $1.6 billion at September 30, 1996, and rank PARI PASSU with the Company's other general unsecured creditors. The Junior Subordinated Debentures purchased by NSP Financing may be subsequently distributed PRO RATA to holders of the Preferred Securities and Common Securities in connection with the dissolution of NSP Financing, upon the occurrence of certain events.

    The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of NSP Financing. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Junior Subordinated Debentures, NSP Financing will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Guarantee will not apply to such distributions until NSP Financing has sufficient funds available therefor.

    The Company has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent
permitted by applicable law) at an annual rate of    % per annum compounded
quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments, regardless of their normal accounting method. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period." See "Risk Factors -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

    The Junior Subordinated Debentures are redeemable by the Company, in whole
or in part, from time to time, on or after            , 2002 or at any time in
certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Junior Subordinated Debentures, NSP Financing must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior
Subordinated Debentures mature on            , 2037. In addition, upon the
occurrence of a Special Event (as defined herein), unless the Junior Subordinated Debentures are redeemed in the limited circumstances described herein, NSP Financing shall be dissolved, with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." In the case of the occurrence of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures, which would result in the redemption by NSP Financing of Trust Securities in the same amount on a PRO RATA basis. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

    In the event of the involuntary or voluntary dissolution, winding up or termination of NSP Financing, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, winding up or termination the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."
                           --------------------------
    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         SUMMARY FINANCIAL INFORMATION

                  (Thousands of Dollars, except per share amounts)

                           NSP HISTORICAL INFORMATION

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                      12 MONTHS ENDED    ----------------------------------------
                                                     SEPTEMBER 30, 1996      1995          1994          1993
                                                     ------------------  ------------  ------------  ------------
Income Statement Data:
  Electric Revenues................................    $    2,112,309    $  2,142,770   $2,066,644   $  1,974,916
  Gas Revenues.....................................           484,685         425,814      419,903        429,076
  Net Income.......................................           253,822         275,795      243,475        211,740
  Earnings Available for Common Stock..............           241,577         263,346      231,111        197,160
  Earnings per Average Common Share................    $         3.53    $       3.91   $     3.46   $       3.02

Capitalization at September 30, 1996:                                       AMOUNT      PERCENTAGE
                                                                         ------------  ------------
  Long-term Debt, due after one year...............                      $  1,673,145        41.6%
  Cumulative Preferred Stock (including premium)...                           240,469         6.0%
  Common Stockholders' Equity (including
    premium).......................................                         2,105,488        52.4%
                                                                         ------------  ------------
        Total......................................                      $  4,019,062      100.00%
                                                                         ------------  ------------
                                                                         ------------  ------------

                        NEW NSP PRO FORMA INFORMATION(1)
                                  (Unaudited)

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                      12 MONTHS ENDED    ----------------------------------------
                                                     SEPTEMBER 30, 1996      1995          1994          1993
                                                     ------------------  ------------  ------------  ------------
Income Statement Data:
  Utility Operating Revenues.......................    $    2,380,071    $  2,355,913   $2,282,962   $  2,207,456
  Utility Operating Income.........................           280,624         284,394      250,056        247,423
  Net Income, after Preferred Dividend
    Requirements...................................           191,025         190,411      160,658        157,324

Capitalization at September 30, 1996:                                       AMOUNT      PERCENTAGE
                                                                         ------------  ------------
  Long-term Debt, due after one year...............                      $  1,181,000        41.9%
  Cumulative Preferred Stock (including premium)...                           240,469         8.6%
  Common Stockholders' Equity (including
    premium).......................................                         1,395,000        49.5%
                                                                         ------------  ------------
        Total......................................                      $  2,816,469      100.00%
                                                                         ------------  ------------
                                                                         ------------  ------------

------------------------------

(1) The summarized New NSP unaudited pro forma financial information reflects the adjustment of the historical financial statements of NSP to give effect to the Transaction (as hereinafter described under the caption "Proposed Merger"), including the reincorporation of NSP in Wisconsin, the merger of the Company's subsidiary, Northern States Power Company, a Wisconsin corporation, into Wisconsin Energy Company, and the transfer of ownership of all other current NSP subsidiaries to Primergy Corporation. The unaudited pro forma income statement data gives effect to the Transaction as if it had occurred at the beginning of the period presented. The unaudited pro forma capitalization gives effect to the Transaction as if it had occurred on that date. See the Company's 1995 Form 10-K and Quarterly Report on Form 10-Q for the period ended September 30, 1996 for further pro forma information and a description of the assumptions used to prepare such pro forma information.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS.

ABSENCE OF PRIOR PUBLIC MARKET

    Prior to this offering, there has been no public market for the Preferred Securities. Although application has been made to list the Preferred Securities on the New York Stock Exchange, there can be no assurance that an active public market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. The public offering price for the Preferred Securities has been determined through negotiations between the Company and the Underwriters. Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Preferred Securities, investor perceptions of the Company and general industry and economic conditions.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED
  DEBENTURES

    The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and PARI PASSU with the most senior preferred stock issued, from time to time, if any, by the Company. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and PARI PASSU with obligations to or rights of the Company's other general unsecured creditors. No payment of principal of (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of September 30, 1996, Senior Indebtedness aggregated approximately $1.6 billion. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of Subordinated Debt Securities" in the accompanying Prospectus, and "Description of the Junior Subordinated Debentures -- Subordination" herein.

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

    The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Company pursuant to the terms of the Junior Subordinated Debentures or (2) by such holder of its right against the Company to enforce payments on Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of the Junior Subordinated Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Junior Subordinated Debentures, the Debt Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of the holders.

    If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. See "Description of the Junior Subordinated Debentures -- Indenture Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company has the right under the Indenture (as such term is defined in "Description of the Junior Subordinated Debentures" herein) to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by NSP Financing during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters. In the event that the Company exercises this right to defer interest payments, then (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of common stock of the Company ("Company Common Stock") in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock,
(ii) as a result of a reclassification of Company capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of Company capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such extension period, the Company may further extend the interest payment period; PROVIDED, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

    The Company believes that the likelihood that it will exercise its right to defer payments of interest is remote and that, therefore, the Preferred Securities should not be considered to be issued with original issue discount ("OID") unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

    Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities, regardless of its regular method of accounting, will accrue income (as OID) for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities. As a result, during an Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from NSP Financing related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7,

1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, as of the date hereof the Company expects that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the Proposed Legislation, if enacted, will not apply to the Preferred Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Special Event (as defined herein), NSP Financing shall be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances, the Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by the Trust; in which event the Trust will redeem the Trust Securities on a PRO RATA basis to the same extent as the Junior Subordinated Debentures are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

    Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of NSP Financing would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of NSP Financing in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of NSP Financing."

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General."

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, NSP Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING PRICE

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his PRO RATA share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest included in income), a holder will recognize a capital loss except to the extent the purchase price reflects accrued interest not otherwise required to be included in the holder's income, which will be ordinary income. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

                                     [LOGO]

    Northern States Power Company (the "Company") was incorporated in 1909 under the laws of Minnesota. Its executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401. (Phone 612-330-5500). The Company's subsidiaries include Northern States Power Company, an operating public utility incorporated in Wisconsin ("NSP - Wisconsin"), NRG Energy, Inc. ("NRG"), a Delaware corporation, Viking Gas Transmission Company, a Delaware corporation ("Viking") and several other subsidiaries. The Company and its subsidiaries collectively are referred to herein as NSP.

    NSP is predominantly an operating public utility engaged in the generation, transmission and distribution of electricity throughout a 49,000 square mile service area and the transportation and distribution of natural gas in approximately 156 communities within this area. Viking is a regulated natural gas transmission company that operates a 500-mile interstate gas pipeline. NRG is primarily engaged in managing several of NSP's non-regulated energy subsidiaries.

    The Company serves customers in Minnesota, North Dakota and South Dakota. NSP-Wisconsin serves customers in Wisconsin and Michigan. Of the approximately three million people served by the Company and NSP - Wisconsin, the majority are concentrated in the Minneapolis-St. Paul Metropolitan Area. In 1995, about 63 percent of NSP's electric retail revenue was derived from sales in the Minneapolis-St. Paul Metropolitan Area and about 55 percent of retail gas revenues came from sales in the St. Paul area. NSP's electric generation for 1995 was provided for by coal (57%), nuclear (38%), and renewable and other fuels (5%). NSP currently operates three nuclear units that were placed in service in 1971, 1973 and 1974. NSP has no additional nuclear units under construction.

                                PROPOSED MERGER

On April 28, 1995, the Company and Wisconsin Energy Corporation ("WEC") entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for a strategic business combination involving the Company and WEC in a "merger-of-equals" transaction (the "Transaction") to form Primergy Corporation ("Primergy"). Pursuant to the Transaction, the Company will reincorporate in Wisconsin for regulatory reasons. This reincorporation will be accomplished by the merger of the Company into Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of the Company ("New NSP"), with New NSP being the surviving corporation and succeeding to the business of the Company as an operating public utility. Following such merger, a wholly-owned subsidiary of WEC will be merged with and into New NSP, with New NSP being the surviving corporation and becoming a subsidiary of Primergy. It is anticipated that, following the Transaction, the Company's Wisconsin utility subsidiary, NSP - Wisconsin, will be merged into WEC's present principal utility subsidiary and that NRG and the Company's other subsidiaries will become subsidiaries of Primergy.

    For a further discussion of the Transaction, including pro forma financial information and the status of the required regulatory approvals, see the Company's 1995 Form 10-K and Part II, Item 5 - Other Information of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996. The goal of the Company and WEC was to receive approvals from all required regulatory authorities by the end of 1996. However, it appears that all necessary regulatory approvals will not be obtained by the end of 1996, and as a result, the Transaction will not be completed during 1996. If this is the case, the Company and WEC will continue to pursue regulatory approvals and completion of the Transaction as soon as possible in 1997.

    Under the Merger Agreement, completion of the Transaction is conditioned upon the prior receipt of all necessary regulatory approvals without the imposition of materially adverse terms.

    Following the completion of the Transaction, the Junior Subordinated Debentures and the Company's outstanding Senior Indebtedness will be obligations of New NSP, as a subsidiary of Primergy, and will continue to be subject to the Indenture as described in this Prospectus. However, as described above, New NSP is not expected to retain any of the Company's subsidiaries and the Junior Subordinated Debentures will not be an obligation of Primergy or any other subsidiary of Primergy. For the twelve months ended September 30, 1996 and the year ended December 31, 1995, the Company's subsidiaries constituted 5% and 13% of NSP's consolidated net income, respectively, and represented 12% of NSP's consolidated assets and 18% of NSP's consolidated liabilities including long-term debt at September 30, 1996.

                                NSP FINANCING I

    NSP Financing is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of December 23, 1996, executed by the Company, as sponsor (the "Sponsor"), and the trustees of NSP Financing (the "NSP Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 23, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance-The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of NSP Financing. NSP Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. NSP Financing has a term of approximately forty-five (45) years, but may terminate earlier as provided in the Declaration.

    Pursuant to the Declaration, the number of NSP Trustees will initially be three. Two of the NSP Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with the Company. The third trustee will be a financial institution that is unaffiliated with the Company, which trustee will serve as institutional or property trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee" or the "Property Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Delaware Trustee for the purposes of the Trust Act, until removed or replaced by the holder of the Common Securities. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. See "Description of the Preferred Securities -- Voting Rights" herein.

    The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any NSP Trustee and to increase or decrease the number of NSP Trustees; provided, that the number of NSP Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to NSP Financing and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures -- Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

    The trustee in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust shall be c/o Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

                  NSP'S RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for NSP on a historical and pro forma basis for the periods indicated.

                                     TWELVE MONTHS
                                         ENDED         YEAR ENDED DECEMBER 31,
                                     SEPTEMBER 30,   ----------------------------
                                         1996        1995  1994  1993  1992  1991
                                     -------------   ----  ----  ----  ----  ----
                                      (unaudited)
NSP Ratio of Earnings to Fixed
  Charges..........................         3.7      3.9   4.0   4.0   3.2   3.9
New NSP Pro Forma Ratio of Earnings
  to Fixed Charges.................         4.3      4.2   4.2   4.0   3.1   4.0
NSP Ratio of Earnings to Combined
  Fixed Charges and Preferred Stock
  Dividends........................         3.4      3.6   3.6   3.5   2.8   3.4
New NSP Pro Forma Ratio of Earnings
  to Combined Fixed Charges and
  Preferred Stock Dividends........         3.8      3.7   3.7   3.5   2.7   3.4

    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations before accounting change plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense. Preferred dividends represent dividends paid on all preferred shares outstanding during the periods and have been increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirements.

    The New NSP unaudited pro forma ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1995, and the twelve months ended September 30, 1996, give effect to the Transaction as if it had occurred at January 1, 1991. See the Notes to Unaudited Pro Forma Condensed Financial Statements of New NSP in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996 for a description of the assumptions used to prepare the unaudited pro forma ratios of earnings to fixed charges.

    Assuming that variable interest rate debt continues at interest rates applicable on September 30, 1996, the annual interest requirements on long-term debt of NSP outstanding at September 30, 1996 was $119,641,000.

                              ACCOUNTING TREATMENT

    The financial statements of NSP Financing will be reflected in NSP's
consolidated financial statements with the $        Preferred Securities shown
as Company-obligated mandatorily-redeemable preferred securities of the Trust. The financial statement footnotes of NSP will reflect that the sole asset of NSP
Financing will be $        principal amount of    % Junior Subordinated
Debentures due          , 2037 of the Company.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Preferred Securities will be invested by NSP Financing in Junior Subordinated Debentures of the Company
issued pursuant to the Indenture described herein and ultimately $        will
be used by the Company to redeem, on or about               , all outstanding
shares of its         preferred stock, par value $   per share, at a redemption
price of    % of the par value thereof plus accrued and unpaid dividends to the redemption date. The balance of the proceeds will be used by the Company for general corporate purposes, including the repayment of short-term borrowings.

    Short-term borrowings of the Company aggregated $287 million as of November 30, 1996.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank PARI PASSU, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures. See "-- Voting Rights."

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of    % thereof compounded quarterly. The term "distribution"
as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will accrue
from          , 199 , and will be payable quarterly in arrears on March 31, June
30, September 30 and December 31 of each year, commencing          , 1997, when,
as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

    The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Debentures) during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters or beyond the maturity date of the Junior Subordinated

Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to such Junior Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; PROVIDED, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under the caption "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under the subcaption "Book-Entry Only Issuance-The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustee shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION

    The Junior Subordinated Debentures will mature on          , 2037 and may be
redeemed, in whole or in part, at any time on or after          , 2002, or at
any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the Redemption Price; PROVIDED, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption, except in the case of payments upon maturity. See "Description of the Junior Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed PRO RATA as described under the subcaption "Book-Entry Only Issuance-The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) interest payable to the Trust on the Junior Subordinated Debentures would not be deductible by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of this Prospectus Supplement.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

    If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that the Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a PRO RATA basis within 90 days following the occurrence of such Special Event; PROVIDED, however, that in the case of the occurrence of a Tax Event, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures and (ii) the Company being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes, even after the Junior Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a PRO RATA basis; PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

    If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

    After the date for any distribution of Junior Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See

"-- Book-Entry Only Issuance-The Depository Trust Company" below. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed PRO RATA as described below under the subcaption "Book-Entry Only Issuance-The Depository Trust Company."

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a PRO RATA basis to the holders of the Preferred Securities in exchange for such Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall terminate (i) on          ,
2041, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class, (v) upon the distribution of Junior Subordinated Debentures upon the occurrence of a Special Event, (vi) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (vii) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. See "Effect of Obligations under the Junior Subordinated Debentures and the Guarantee."

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act and the Trust Indenture Act and under the caption "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; PROVIDED, HOWEVER, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Declaration, a record holder of Preferred Securities may, after such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures or the Declaration without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or

(iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the affect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance-The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to appoint or remove the NSP Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Company and the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; PROVIDED, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE-THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred

Securities in accordance with its procedures. Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

    Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and NSP Financing believe to be reliable, but neither the Company nor NSP Financing takes responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT AND PAYMENT

    Settlement for the Preferred Securities will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Trust in immediately available funds. Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System until maturity or until the Preferred Securities are issued in certificated form, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the

Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

PAYING AGENT

    In addition, in the event that the Preferred Securities do not remain in book-entry only form, the following provisions would apply:

    The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of the Company, that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

    Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the

Company to enforce its rights under the Guarantee without first instituting a legal proceeding directly against the Trust, the Guarantee Trustee or any other person or entity. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the
Subordinated Debt Securities Indenture, dated as of                 , 1997 (the
"Base Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Debt Trustee"), as supplemented by a Supplemental
Indenture, dated as of                 , 1997 (the Base Indenture, as so
supplemented, is hereinafter referred to as the "Indenture"), the form of which is incorporated by reference as an Exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

    If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

    The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture. The Junior Subordinated Debentures will be limited in aggregate
principal amount to $              , such amount being the sum of the aggregate
stated liquidation of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").

    The Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any, on                    , 2037.

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in Wilmington, Delaware; PROVIDED, that at the option of the Company payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Property Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

    The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company and PARI PASSU with the Company's trade creditors. No payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Junior Subordinated Debentures may be made (i) if any Senior Indebtedness of the Company is not paid when due, and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full.

    The term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Indenture or thereafter incurred or created: (i) (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (ii) all capitalized lease obligations of the Company;
(iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of the Company to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by the Company of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other persons and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debentures and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of preferred securities or other similar securities.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of September 30, 1996, Senior Indebtedness of the Company aggregated approximately $1.6 billion.

OPTIONAL REDEMPTION

    The Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after
                , 2002, or at any time in certain circumstances upon the occurrence of a Special Event as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debentures in whole.

INTEREST

    Each Junior Subordinated Debenture shall bear interest at the rate of     %
per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest
Payment Date"), commencing                1997, to the person in whose name such
Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); PROVIDED, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

    If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

CERTAIN COVENANTS

    If (i) there shall have occurred any event that would constitute an Indenture Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures.

    The Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company ownership of such Common Securities, and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. See "Description of the Subordinated Debt Securities -- Events of Default and Notice Thereof" in the accompanying Prospectus for a description of the Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by NSP Financing or the Institutional Trustee of NSP Financing, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance-The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of Minnesota.

MISCELLANEOUS

    The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the NSP Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the NSP Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Junior Subordinated Debentures held by the Trust as its sole asset.

    If the Company fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described under the captions "Description of the Preferred Securities -- Book-Entry Only Issuance-The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

    The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities by a "U.S. Holder". A "U.S. Holder" is a person who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust the income of which is subject to United States federal income taxation regardless of source. This summary does not address the federal income tax consequences to persons and entities other than U.S. Holders. Non-U.S. Holders should consult their own tax advisors. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position, in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF NSP FINANCING

    In connection with the issuance of the Preferred Securities, Gardner, Carton & Douglas, special tax counsel to the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income the items of income realized including any OID accrued with respect to its allocable share of those Junior Subordinated Debentures in accordance with its method of accounting.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Recently adopted Treasury regulations (the "Regulations") generally provide that stated interest on a debt instrument issued on or after August 13, 1996, is not "qualified stated interest" and, therefore, will give rise to OID unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

    The Company has the right under the terms of the Junior Subordinated Debentures to defer any interest payment from time to time for a period not exceeding 20 consecutive quarterly interest payment periods. Unless the likelihood of exercise of such right is remote, the Junior Subordinated Debentures would be issued with OID. During any Extension Period the terms of the Junior Subordinated Debentures provide that the Company shall not declare or pay any dividend on, or repurchase, redeem or otherwise acquire any of its capital stock. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company make the likelihood of its exercising its right to defer remote.

    Based on the foregoing, the Company believes that the stated interest on the Junior Subordinated Debentures should be considered unconditionally payable for purposes of the Regulations and that Junior Subordinated Debentures should not be considered to be issued with OID at the time of their original issuance. Accordingly, a holder of the Preferred Securities should include in gross income the interest on the Preferred Securities in accordance with such holders' regular method of tax accounting. There can be no assurance, however, that the IRS will agree with such determination.

    Under the Regulations, if the Company exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID and all interest thereafter payable will be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, a holder will be required to include in gross income as OID an amount equal to the interest accrued during each calendar quarter in an Extension Period on an economic accrual basis regardless of such holder's regular method of tax accounting. As a result, during any period in which the Company has elected to extend the interest payment period a holder will be required to include OID in gross income prior to the receipt of a corresponding cash payment.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF NSP
  FINANCING

    Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," Junior Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution from a grantor trust, for United States federal income tax purposes, would be treated as a non-taxable event to each holder and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

    Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Redemption or Distribution"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption of the Junior Subordinated Debentures would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest that has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by accrued interest including any OID previously includible in such holder's gross income to the date of disposition (and the accrual of market discount, if any, if an election to accrue market discount in income currently is made) and decreased by payments received on the Preferred Securities. Except to the extent noted above and subject to the market discount rules of the Code, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID) and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, all OID and, with respect to an accrual method taxpayer, accrued but unpaid interest) a holder will recognize a capital loss except to the extent the purchase price reflects accrued interest not otherwise required to be included in the holder's income, which accrued interest will be ordinary income. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

INFORMATION REPORTING TO HOLDERS

    Subject to the qualifications discussed below, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

    The Trust will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the OID related to the Junior Subordinated Debentures that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Underwriters (as defined herein) have indicated to the Trust that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their respective Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their respective Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Service.

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures.

Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                                   NUMBER OF
                                                                                   PREFERRED
                                  UNDERWRITERS                                     SECURITIES
--------------------------------------------------------------------------------  ------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..........................................................
Goldman, Sachs & Co.............................................................
A.G. Edwards & Sons, Inc........................................................
Bear, Stearns & Co. Inc.........................................................
Dain Bosworth Incorporated......................................................
Dean Witter Reynolds Inc........................................................
Piper Jaffray Inc...............................................................
                                                                                  ------------
          Total.................................................................
                                                                                  ------------
                                                                                  ------------

    The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at
such price less a concession not in excess of $.      per Preferred Security,
provided that such concession for sales of 10,000 or more Preferred Securities
to any single purchaser will be $.      per Preferred Security. The Underwriters
may allow, and such dealers may reallow, a discount not in excess of $.      per
Preferred Security to certain other brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Purchase Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters' arranging the investment therein of such proceeds, an amount in
United States federal (same day) funds of $.      per Preferred Security (or
$      in the aggregate) for the accounts of the several Underwriters, provided that such compensation for sales of 10,000 or more Preferred Securities to any
single purchaser will be $.      per Preferred Security. Therefore, to the
extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

    During a period of 30 days from the date of the Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities offered hereby).

    Application will be made to list the Preferred Securities on the NYSE under
the symbol "       ". If approved, trading of the Preferred Securities on the
New York Stock Exchange is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. The Underwriters have advised the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

    Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

    The Company and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the Indenture, the Guarantee and the Junior Subordinated Debentures and certain matters relating thereto will be passed upon on behalf of the Company by Gary R. Johnson, Vice President, Secretary and Counsel for the Company. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for NSP Financing by Richards, Layton & Finger, Wilmington, Delaware, special counsel to the Company and NSP Financing. Certain United States federal income taxation matters will be passed upon for the Company and NSP Financing by Gardner, Carton & Douglas, special tax counsel to the Company and NSP Financing. Certain legal matters will be passed upon for the Underwriters by Gardner, Carton & Douglas, Chicago, Illinois. Mr. Johnson is a full-time employee and officer of the Company and owns 2,790.389 shares of the Company as of November 30, 1996. Gardner, Carton & Douglas from time to time renders legal services to the Company.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHERN STATES POWER COMPANY, NSP FINANCING I OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHERN STATES POWER COMPANY OR NSP FINANCING I SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATIONS.
                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                 ---------
Summary Financial Information..................        S-3
Risk Factors...................................        S-4
NSP............................................        S-9
Proposed Merger................................        S-9
NSP Financing I................................       S-10
NSP's Ratio of Earnings to Fixed Charges and
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends.....................       S-11
Accounting Treatment...........................       S-12
Use of Proceeds................................       S-12
Description of the Preferred Securities........       S-13
Description of Guarantee.......................       S-23
Description of the Junior Subordinated
 Debentures....................................       S-24
Effect of Obligations Under the Junior
 Subordinated Debentures and the Guarantee.....       S-31
United States Federal Income Taxation..........       S-32
Underwriting...................................       S-36
Legal Matters..................................       S-37

                  PROSPECTUS

Available Information..........................          2
Incorporation of Certain Documents by
 Reference.....................................          3
NSP............................................          4
Proposed Merger................................          4
The NSP Trusts.................................          5
Use of Proceeds................................          6
NSP's Ratio of Earnings to Fixed Charges and
 Ratio of Earnings to Fixed Charges and
 Preferred Stock Dividends.....................          6
Description of the Subordinated Debt
 Securities....................................          7
Description of the Preferred Securities........         13
Description of the Preferred Securities
 Guarantees....................................         14
Plan of Distribution...........................         17
Validity of Securities.........................         18
Experts........................................         18

                            ------------------------

                                 PREFERRED SECURITIES

                                     [LOGO]

                                NSP FINANCING I

                                % TRUST ORIGINATED
                             PREFERRED SECURITIESSM
                                  ("TOPRSSM")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                             NORTHERN STATES POWER
                                    COMPANY
                           (A MINNESOTA CORPORATION)

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.
                              GOLDMAN, SACHS & CO.
                           A.G. EDWARDS & SONS, INC.
                            BEAR, STEARNS & CO. INC.
                           DAIN BOSWORTH INCORPORATED
                           DEAN WITTER REYNOLDS INC.
                               PIPER JAFFRAY INC.

                                            , 199

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 1996

PROSPECTUS

                                  $200,000,000
                         NORTHERN STATES POWER COMPANY
                           (A MINNESOTA CORPORATION)
                          SUBORDINATED DEBT SECURITIES
                             ---------------------

                                NSP FINANCING I
                                NSP FINANCING II
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                         NORTHERN STATES POWER COMPANY
                           (A MINNESOTA CORPORATION)
                             ---------------------

    Northern States Power Company, a Minnesota corporation, (the "Company") may offer, from time to time, unsecured subordinated debt securities (the "Subordinated Debt Securities") consisting of debentures, notes and other unsecured evidence of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale.

    NSP Financing I and NSP Financing II (each, an "NSP Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective NSP Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the NSP Trusts out of moneys held by each of the NSP Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Guarantee"). See "Description of the Preferred Securities Guarantees" below. The Company's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to an NSP Trust, or a trustee of such NSP Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such NSP Trust. The Subordinated Debt Securities purchased by an NSP Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such NSP Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    Specific terms of the particular Subordinated Debt Securities, the Preferred Securities and the related Preferred Securities Guarantees, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following:
(i) in the case of Subordinated Debt Securities, the designation, aggregate principal amount, denomination, maturity, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time and method of calculating interest payments, the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, public offering price, ranking as senior or subordinated debt, any listing on a securities exchange and other specific terms of the offering, and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Subordinated Debt Securities of the Company. The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of the offering, PROVIDED, HOWEVER, that the aggregate offering price to the public of the Offered Securities will be limited to $200,000,000.

    The Company and/or each of the NSP Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company and/or any NSP Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is          , 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE NSP TRUSTS OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

    This Prospectus and the documents incorporated by reference herein, including statements regarding the anticipated impact of the proposed merger, contain certain forward-looking statements and information that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate", "estimate", "expect", "objective", "possible", "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; regulatory decisions regarding the proposed combination of the Company and Wisconsin Energy Company; and the other risk factors listed in Exhibit 99.01 to the Company's report on Form 10-Q for the quarter ended September 30, 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information on file can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Regional Offices of the SEC: Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, reports, proxy statements and other information may also be inspected at the office of the Library of the New York Stock Exchange, 20 Broad Street, New York, New York, at the office of the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and at the office of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California, on which exchanges the Company's common stock is listed. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the SEC's Web site at http://www.sec.gov. The Company is not required to, and does not, provide Annual Reports to holders of its debt securities unless specifically requested by a holder.

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the NSP Trusts with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the NSP Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    No separate financial statements of any of the NSP Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the NSP Trusts will be owned, directly or indirectly, by the

Company, a reporting company under the Exchange Act, (ii) each of the NSP Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such NSP Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying prospectus supplement under the Declarations of each Trust, the Guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

1.  Annual Report on Form 10-K for the year ended December 31, 1995.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996 and September 30, 1996.

3. The Company's Current Reports on Form 8-K dated January 18, 1996; March 1, 1996; April 18, 1996; July 9, 1996; July 19, 1996; September 4, 1996 and
    November 15, 1996.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

    THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED TO: ASSISTANT SECRETARY, NORTHERN STATES POWER COMPANY, 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401, (612-330-5994).

                                     [LOGO]

    Northern States Power Company (the "Company") was incorporated in 1909 under the laws of Minnesota. Its executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401. (Phone 612-330-5500). The Company's subsidiaries include Northern States Power Company, an operating public utility incorporated in Wisconsin ("NSP - Wisconsin"), NRG Energy, Inc. ("NRG"), a Delaware corporation, and Viking Gas Transmission Company, a Delaware corporation ("Viking") and several other subsidiaries. The Company and its subsidiaries collectively are referred to herein as NSP.

    NSP is predominantly an operating public utility engaged in the generation, transmission and distribution of electricity throughout a 49,000 square mile service area and the transportation and distribution of natural gas in approximately 156 communities within this area. Viking is a regulated natural gas transmission company that operates a 500-mile interstate gas pipeline. NRG is primarily engaged in managing several of NSP's non-regulated energy subsidiaries.

    The Company serves customers in Minnesota, North Dakota and South Dakota. NSP - Wisconsin serves customers in Wisconsin and Michigan. Of the approximately three million people served by the Company and NSP - Wisconsin, the majority are concentrated in the Minneapolis-St. Paul Metropolitan Area. In 1995, about 63 percent of NSP's electric retail revenue was derived from sales in the Minneapolis-St. Paul Metropolitan Area and about 55 percent of retail gas revenues came from sales in the St. Paul area. NSP's electric generation for 1995 was provided for by coal (57%), nuclear (38%), and renewable and other fuels (5%). NSP currently operates three nuclear units that were placed in service in 1971, 1973 and 1974. NSP has no additional nuclear units under construction.

                                PROPOSED MERGER

    On April 28, 1995, the Company and Wisconsin Energy Corporation ("WEC") entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for a strategic business combination involving the Company and WEC in a "merger-of-equals" transaction (the "Transaction") to form Primergy Corporation ("Primergy"). Pursuant to the Transaction, the Company will reincorporate in Wisconsin for regulatory reasons. This reincorporation will be accomplished by the merger of the Company into Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of the Company ("New NSP"), with New NSP being the surviving corporation and succeeding to the business of the Company as an operating public utility. Following such merger, a wholly-owned subsidiary of WEC will be merged with and into New NSP, with New NSP being the surviving corporation and becoming a subsidiary of Primergy. It is anticipated that, following the Transaction, the Company's Wisconsin utility subsidiary, NSP - Wisconsin, will be merged into WEC's present principal utility subsidiary and that NRG and the Company's other subsidiaries will become subsidiaries of Primergy.

    The goal of the Company and WEC was to receive approvals from all required regulatory authorities by the end of 1996. However, it appears that all necessary regulatory approvals will not be obtained by the end of 1996, and as a result, the Transaction will not be completed during 1996. If this is the case, the Company and WEC will continue to pursue regulatory approvals and completion of the Transaction as soon as possible in 1997.

    Under the Merger Agreement, completion of the Transaction is conditioned upon the prior receipt of all necessary regulatory approvals without the imposition of materially adverse terms.

    Following the completion of the Transaction, the Junior Subordinated Debentures and the Company's outstanding Senior Indebtedness will be obligations of New NSP, as a subsidiary of Primergy, and will continue to be subject to the Indenture as described in this Prospectus. However, as described above, New

NSP is not expected to retain any of the Company's subsidiaries and the Junior Subordinated Debentures will not be an obligation of Primergy or any other subsidiary of Primergy. For the twelve months ended September 30, 1996 and the year ended December 31, 1995, the Company's subsidiaries constituted 5% and 13% of NSP's consolidated net income, respectively, and represented 12% of NSP's consolidated assets and 18% of NSP's consolidated liabilities including long-term debt at September 30, 1996. For a further discussion of the Transaction, including pro forma financial information and the status of the required regulatory approvals, see the Company's current and periodic reports filed with the Commission that are incorporated by reference herein.

                                 THE NSP TRUSTS

    Each of NSP I and NSP II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the NSP Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 23, 1996. Each NSP Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each NSP Trust. Each NSP Trust has a term of approximately forty-five (45) years, but may earlier terminate as provided in the Declaration. Each NSP Trust's business and affairs will be conducted by the trustees (the "NSP Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NSP Trustees of an NSP Trust. The duties and obligations of the NSP Trustees shall be governed by the Declaration of such NSP Trust. A majority of the NSP Trustees (the "Regular Trustees") of each NSP Trust will be persons who are employees or officers of or affiliated with the Company. In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee, who need not be an employee or officer of or otherwise affiliated with the Company. One NSP Trustee of each NSP Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one NSP Trustee of each NSP Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the NSP Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each NSP Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each NSP Trust shall be c/o Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401; telephone (612) 330-5500.

                                USE OF PROCEEDS

    Each NSP Trust will use the proceeds received from the sale of its Preferred Securities to purchase Subordinated Debt Securities from the Company. Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the Company intends to add the net proceeds from the sale of Offered Securities to its general funds, to be used for general corporate purposes, which may include the purchase or redemption of one or more series of its preferred stock, capital expenditures, investment in subsidiaries, working capital, repayment of short-term borrowings and other business opportunities. Short-term borrowings of the Company aggregated $287 million at November 30, 1996.

                  NSP'S RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for NSP on a historical and pro forma basis for the periods indicated.

                                     TWELVE MONTHS
                                         ENDED         YEAR ENDED DECEMBER 31,
                                     SEPTEMBER 30,   ----------------------------
                                         1996        1995  1994  1993  1992  1991
                                     -------------   ----  ----  ----  ----  ----
                                      (unaudited)
NSP Ratio of Earnings to Fixed
  Charges..........................         3.7      3.9   4.0   4.0   3.2   3.9
New NSP Pro Forma Ratio of Earnings
  to Fixed Charges.................         4.3      4.2   4.2   4.0   3.1   4.0
NSP Ratio of Earnings to Combined
  Fixed
  Charges and Preferred Stock
  Dividends........................         3.4      3.6   3.6   3.5   2.8   3.4
New NSP Pro Forma Ratio of Earnings
  to Combined Fixed Charges and
  Preferred Stock Dividends........         3.8      3.7   3.7   3.5   2.7   3.4

    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations before accounting change plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less unconsolidated equity in earnings of unconsolidated investees; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense. Preferred dividends represent dividends paid on all preferred shares outstanding during the periods and have been increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirements.

    The New NSP unaudited pro forma ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1995, and the twelve months ended September 30, 1996, give effect to the Transaction as if it had occurred at January 1, 1991. See the Notes to Unaudited Pro Forma Condensed Financial Statements of New NSP in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996 for a description of the assumptions used to prepare the unaudited pro forma ratios of earnings to fixed charges.

    Assuming that variable interest rate debt continues at interest rates applicable on September 30, 1996, the annual interest requirements on long-term debt of NSP outstanding at September 30, 1996 was $119,641,000.

                  DESCRIPTION OF SUBORDINATED DEBT SECURITIES

    THE FOLLOWING DESCRIPTION SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE SUBORDINATED DEBT SECURITIES TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES OFFERED BY ANY PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE SUBORDINATED DEBT SECURITIES SO OFFERED WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SUBORDINATED DEBT SECURITIES.

    The Subordinated Debt Securities may be issued from time to time, in one or more series and will be issued under an Indenture, as supplemented from time to time, (as so supplemented, the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

    The following summaries of certain provisions of the Subordinated Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Indenture.

GENERAL

    The Subordinated Debt Securities will be unsecured subordinated obligations of the Company.

    The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that Subordinated Debt Securities may be issued thereunder, from time to time, in one or more series.

    Reference is made to the Prospectus Supplement relating to the Subordinated Debt Securities being offered for, among other things, the following terms thereof: (1) the title of the Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Subordinated Debt Securities; (3) the date or dates on which such Subordinated Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which such Subordinated Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, such Subordinated Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; (8) the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of any such deferral period; and (9) any other terms of such Subordinated Debt Securities (which terms shall not be inconsistent with the appropriate Indenture). For a description of the terms of such Subordinated Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Subordinated Debt Securities set forth herein.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Subordinated Debt Securities will be payable, and the Subordinated Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    For purposes of the descriptions contained herein, certain defined terms have the following meanings:

    "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

    "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

    "Senior Indebtedness" means, with respect to the Company, Indebtedness of the Company, except for (1) any such Indebtedness that is by its terms subordinated to or PARI PASSU with the Subordinated Debt Securities and (2) any Indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of preferred securities or other similar securities.

RESTRICTIONS

    The Indenture provides that the Company shall not, other than pursuant to the Transaction, consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by indentures supplemental to the Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations of the Company under the Subordinated Debt Securities and Indenture; (2) immediately before and after giving effect to such transaction or series of related transactions or series of transactions, no Event of Default, and no Default, with respect to the Subordinated Debt Securities shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, assignment, transfer or lease and such supplemental indentures comply with the Indenture.

EVENTS OF DEFAULT AND NOTICE THEREOF

    The following are Events of Default under the Indenture with respect to the Subordinated Debt Securities of any series: (1) failure to pay interest on any Subordinated Debt Securities of that series when due, continued for 30 days; however, if the Company is permitted by the terms of the Subordinated Debt Securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (2) failure to pay the principal of (or premium, if any, on) any Subordinated Debt Securities of that series when due and payable at Maturity, upon redemption or otherwise; however, if the Company is permitted by the terms of the Subordinated Debt Securities, of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (3) failure to observe or perform any other covenant, warranty or agreement contained in the Subordinated Debt Securities of that series or in the Indenture (other than a covenant, agreement or warranty included in the Indenture solely for the benefit of Subordinated Debt Securities of a series other than that series), continued for a period of 60 days after notice has been given to the Company by the applicable Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series;
(4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company, having an aggregate principal amount of more than 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company; and (6) any other Event of Default with respect to Subordinated Debt Securities of that series specified in the Prospectus Supplement relating thereto.

    The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Subordinated Debt Securities of any series, give the Holders of Subordinated Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Subordinated Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Subordinated Debt Securities of that series.

    If an Event of Default with respect to Subordinated Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Subordinated Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Subordinated Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Subordinated Debt Securities of that series shall become immediately due and payable.

    In addition, in the case of a Junior Subordinated Debenture issued to an NSP Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Preferred Securities of such NSP Trust may directly institute a proceeding against the Company for payment.

    If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Subordinated Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Subordinated Debt Security of that series.

    Any such declaration with respect to Subordinated Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Subordinated Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Subordinated Debt Securities of that series, upon the conditions provided in the Indenture.

    The Indenture provides that the Company shall periodically file statements with the Trustees regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Subordinated Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF INDENTURE; WAIVER

    The Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Subordinated Debt Securities of any series. In addition, under the Indenture, certain rights and obligations of the Company and the rights of Holders of the Subordinated Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of each series affected thereby; but no extension of the maturity of any Subordinated Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Subordinated Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Subordinated Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Subordinated Debt Security of any series affected thereby without the Holder's consent. The Indenture does not limit the aggregate amount of Subordinated Debt Securities of the Company which may be issued thereunder.

    The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all Subordinated Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all Subordinated Debt Securities of that series waive any past Event of Default or Default under the Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Subordinated Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of that series affected.

DEFEASANCE

    The Company may terminate its substantive obligations in respect of Subordinated Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Subordinated Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Subordinated Debt Securities of that series, (ii) delivering to the Trustee either an

Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Subordinated Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Indenture.

SUBORDINATION

    The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and PARI PASSU with the Company's trade creditors. No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness. In addition, the Indenture provides that if a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute such an event of default, then unless and until such event shall have been cured or waived or shall have ceased to exist, no payment on account of principal, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Subordinated Debt Securities may be made. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordinated provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than senior creditors of the Company.

BOOK-ENTRY DEBT SECURITIES

    The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Subordinated Debt Securities, means a Subordinated Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Subordinated Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

    The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in the applicable Prospectus Supplement, Subordinated Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Subordinated Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Subordinated Debt Securities or, if such Subordinated Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Subordinated Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

THE TRUSTEE

    Norwest Bank Minnesota, National Association is the Trustee under Indenture. The Company and various of its subsidiaries maintain bank accounts and have other customary banking relationships with Norwest Bank Minnesota, National Association in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    Each NSP Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each NSP Trust authorizes the Regular Trustees of such NSP Trust to issue on behalf of such NSP Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by each NSP Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the NSP Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the NSP Trust for specific terms, including (i) the distinctive designation of such Preferred Securities;
(ii) the number of Preferred Securities issued by such NSP Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such NSP Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such NSP Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such NSP Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such NSP Trust to the holders of Preferred Securities of such NSP Trust upon voluntary or involuntary dissolution, winding-up or termination of such NSP Trust; (vi) the obligation, if any, of such NSP Trust to purchase or redeem Preferred Securities issued by such NSP Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such NSP Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities issued by such NSP Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more NSP Trusts, or of both, as a condition to specified action or amendments to the Declaration of such NSP Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such NSP Trust not inconsistent with the Declaration of such NSP Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." The Preferred Securities Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the NSP Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by each of NSP Financing I and NSP Financing II. Any United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each NSP Trust will issue one series of Common Securities. The Declaration of each NSP Trust authorizes the Regular Trustees of such trust to issue on behalf of such NSP Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an NSP Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities except that, upon an event of default under the

Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the NSP Trustees of an NSP Trust. All of the Common Securities of each NSP Trust will be directly or indirectly owned by the Company.

PROPOSED TAX LEGISLATION

    On March 19, 1996 President Clinton proposed certain tax law changes (the "Proposed Legislation"), that, among other things, would prevent companies from deducting interest on debt instruments with a maturity of more than 40 years and would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. The Proposed Legislation, by its own terms provides for an effective date, with certain exceptions not relevant to the Subordinated Debt Securities and the Preferred Securities, that is retroactive to December 7, 1995. On March 29, 1996, however, Senate Finance Committee Chairman Roth and House Ways and Means Committee Chairman Archer released a joint statement (the "Joint Statement") indicating that "the effective date of any of [the provisions of the Proposed Legislation] that may be adopted by either of the tax-writing committees will be no earlier than the date of appropriate Congressional action." Accordingly, if, contrary to the Joint Statement, the Proposed Legislation were enacted in its current form, it would apply to the Subordinated Debt Securities and the Preferred Securities if their maximum term were more than 20 years. If the Proposed Legislation were to apply to the Subordinated Debt Securities, the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities would differ from those described herein. In addition, if the Proposed Legislation were to apply to the Subordinated Debt Securities, the Company would not be able to deduct interest paid on the Subordinated Debt Securities, which would constitute a Tax Event. A Tax Event could result in the distribution of the Subordinated Debt Securities to holders of the Preferred Securities or, at the Company's option, redemption of the Subordinated Debt Securities by the Company. Although it is not the Company's intention to issue securities to which the Proposed Legislation would apply in such a way as to create a Tax Event, and the Company believes that the Joint Statement indicates that it is unlikely that the Proposed Legislation would be enacted in a form which would apply retroactively to any securities offered hereby, there can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Subordinated Debt Securities and the Preferred Securities. The discussion herein assumes that the Proposed Legislation, if enacted, will not apply to the Subordinated Debt Securities or the Preferred Securities.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable NSP Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an NSP Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such NSP Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such NSP Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by an NSP Trust to the extent not paid by such NSP Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such NSP Trust shall have funds available therefor;
(ii) the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption to the extent such NSP Trust has funds available therefor with respect to any Preferred Securities called for redemption by such NSP Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such NSP Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such NSP Trust has funds available therefor and (b) the amount of assets of such NSP Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such NSP Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable NSP Trust to pay such amounts to such holders.

    Each Preferred Securities Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable NSP Trust, but will not apply to any payment of distributions except to the extent such NSP Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an NSP Trust, such NSP Trust will not pay distributions on the Preferred Securities issued by such NSP Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the NSP Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable NSP Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such NSP Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payments with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank PARI PASSU with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Preferred Securities Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable NSP Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable NSP Trust then outstanding.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable NSP Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such NSP Trust, (b) upon distribution of the Subordinated Debt Securities held by such NSP Trust to the holders of the Preferred Securities of such NSP Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such NSP Trust upon liquidation of such NSP Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable NSP Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities to which such Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant NSP Trust, the Preferred Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against such NSP Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable NSP Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under such Preferred Securities Guarantee, from exercising the rights and powers vested in it by such Preferred Securities Guarantee.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company and/or any NSP Trust may sell the Offered Securities (i) to or through underwriters or dealers; (ii) directly to purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company and/or an NSP Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

    If dealers are utilized in the sale of Offered Securities, the Company and/or the applicable NSP Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    The Offered Securities may be sold directly by the Company and/or an NSP Trust or through agents designated by the Company and/or such NSP Trust from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable NSP Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    The Offered Securities may be sold directly by the Company and/or an NSP Trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, dealers and underwriters may be entitled under agreements with the Company and/or an NSP Trust to indemnification by the Company and/or the applicable NSP Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company and/ or an NSP Trust in the ordinary course of business.

    Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                             VALIDITY OF SECURITIES

    The validity of the Offered Securities of the Company will be passed upon for the Company by Gary R. Johnson, Vice President, Secretary and General Counsel for the Company, and for the underwriters by Gardner, Carton and Douglas, Chicago, Illinois. Mr. Johnson is a full-time employee and officer of the Company and owns 2,790.389 shares of the Company Common Stock as of November 30, 1996. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the NSP Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the NSP Trusts. Certain United States federal income taxation matters will be passed upon for the Company and the NSP Trusts by Gardner, Carton & Douglas, special tax counsel to the Company and the NSP Trusts. Gardner, Carton & Douglas from time to time renders legal services to the Company.

                                    EXPERTS

    The consolidated historical financial statements of the Company for the year ended December 31, 1995 and the consolidated historical financial statements of WEC incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the consolidated financial statements of NRG for the year ended December 31, 1995 incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated July 9, 1996, have been so incorporated in reliance upon the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements and related financial statement schedules of the Company for the years ended December 31, 1994 and 1993, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP and have been so incorporated in reliance upon the reports of Deloitte & Touche LLP (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's change in method of accounting for postretirement healthcare costs in 1993) given upon the authority of that firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC Registration Fee..............................................  $  60,607
NYSE Listing Fee..................................................     58,300*
Printing and Engraving............................................    150,000*
Rating Agency Fee.................................................    100,000*
Accounting Fees...................................................     32,500*
Transfer Agent's Fees.............................................     10,000*
Trustee's Fees....................................................     10,000*
Miscellaneous.....................................................     53,593*
                                                                    ---------
                                                                    ---------
Total.............................................................  $ 475,000*
                                                                    ---------
                                                                    ---------

------------------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended, Article 4 of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of Section 3024A.521 of the Minnesota Statutes.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

    The Declaration of each NSP Trust provides that no Institutional Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or officer, director, shareholder, member, partner, employee, representative or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the NSP Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the NSP Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such NSP Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or, in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions.

    The Declaration of each NSP Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Trust), by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys' fees), judgments, fines and any amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each NSP Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matters to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but the in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each NSP Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the NSP Trusts.

ITEM 16.  EXHIBITS.

    Certain Exhibits listed below and marked with an asterisk (*) were filed with the Securities and Exchange Commission as Exhibits to certain Registration Statements under the Exhibit number indicated after each such Exhibit and are incorporated herein by this reference. These Registration Statements are identified as follows:

(a)        No. 2-5290.        (h)        No. 2-14156.       (o)        No. 2-27117.       (v)        No. 2-46434.
(b)        No. 2-5924.        (I)        No. 2-15220.       (p)        No. 2-28447.       (w)        No. 2-53235.
(c)        No. 2-7549.        (j)        No. 2-18355.       (q)        No. 2-34250.       (x)        No. 2-71259.
(d)        No. 2-8047.        (k)        No. 2-20282.       (r)        No. 2-36693.       (y)        No. 2-83364.
(e)        No. 2-9631.        (l)        No. 2-21601.       (s)        No. 2-39144.       (z)        No. 2-97667.
(f)        No. 2-12216.       (m)        No. 2-22476.       (t)        No. 2-39815.
(g)        No. 2-13463.       (n)        No. 2-26338.       (u)        No. 2-42598.

Exhibit
1.01         Form of Purchase Agreement for the Preferred Securities.

*4.01A(a)    Copy of Trust Indenture, dated February 1, 1937, from NSP to Harris
             Trust and Savings Bank, Trustee. (B-7)

*4.01B(a)    Copy of Supplemental Trust Indenture, dated June 1, 1942, being a supplemental instrument to Exhibit 4.01A hereto. (B-8)

*4.01C(a)    Copy of Supplemental Trust Indenture, dated February 1, 1944, being a supplemental instrument to Exhibit 4.01A hereto. (B-9 (Revised))

*4.01D(b)    Copy of Supplemental Trust Indenture, dated October 1, 1945, being a supplemental instrument to Exhibit 4.01A hereto. (7.09)

*4.01E(c)    Copy of Supplemental Trust Indenture, dated July 1, 1948, being a supplemental instrument to Exhibit 4.01A hereto. (7.05)

*4.01F(d)    Copy of Supplemental Trust Indenture, dated August 1, 1949, being a supplemental instrument to Exhibit 4.01 hereto. (7.06)

*4.01G(e)    Copy of Supplemental Trust Indenture, dated June 1, 1952, being a supplemental instrument to Exhibit 4.01A hereto. (4.08)

*4.01H(f)    Copy of Supplemental Trust Indenture, dated October 1, 1954, being a supplemental instrument to Exhibit 4.01A hereto. (4.10)

*4.01I(g)    Copy of Supplemental Trust Indenture, dated September 1, 1956, being a supplemental instrument to Exhibit 4.01A hereto. (2.09)

*4.01J(h)    Copy of Supplemental Trust Indenture, dated August 1, 1957, being a supplemental instrument to Exhibit 4.01A hereto. (2.10)

*4.01K(i)    Copy of Supplemental Trust Indenture, dated July 1, 1958, being a supplemental instrument to Exhibit 4.01A hereto. (4.12)

*4.01L(j)    Copy of Supplemental Trust Indenture, dated December 1, 1960, being a supplemental instrument to Exhibit 4.01A hereto. (2.12)

*4.01M(k)    Copy of Supplemental Trust Indenture, dated August 1, 1961, being a supplemental instrument to Exhibit 4.01A hereto. (2.13)

*4.01N(l)    Copy of Supplemental Trust Indenture, dated June 1, 1962, being a supplemental instrument to Exhibit 4.01A hereto. (2.14)

*4.01O(m)    Copy of Supplemental Trust Indenture, dated September 1, 1963, being a supplemental instrument to Exhibit 4.01A hereto. (4.16)

*4.01P(n)    Copy of Supplemental Trust Indenture, dated August 1, 1966, being a supplemental instrument to Exhibit 4.01A hereto. (2.16)

*4.01Q(o)    Copy of Supplemental Trust Indenture, dated June 1, 1967, being a supplemental instrument to Exhibit 4.01A hereto. (2.17)

*4.01R(p)    Copy of Supplemental Trust Indenture, dated October 1, 1967, being a supplemental instrument to Exhibit 4.01A hereto. (2.01R)

*4.01S(q)    Copy of Supplemental Trust Indenture, dated May 1, 1968, being a supplemental instrument to Exhibit 4.01A hereto. (2.01S)

*4.01T(r)    Copy of Supplemental Trust Indenture, dated October 1, 1969, being a supplemental instrument to Exhibit 4.01A hereto. (2.01T)

*4.01U(s)    Copy of Supplemental Trust Indenture, dated February 1, 1971, being a supplemental instrument to Exhibit 4.01A hereto. (2.01U)

*4.01V(t)    Copy of Supplemental Trust Indenture, dated May 1, 1971, being a supplemental instrument to Exhibit 4.01A hereto. (2.01V)

*4.01W(u)    Copy of Supplemental Trust Indenture, dated February 1, 1972, being a supplemental instrument to Exhibit 4.01A hereto. (2.01W)

*4.01X(v)    Copy of Supplemental Trust Indenture, dated January 1, 1973, being a supplemental instrument to Exhibit 4.01A hereto. (2.01X)

*4.01Y(w)    Copy of Supplemental Trust Indenture, dated January 1, 1974, being a supplemental instrument to Exhibit 4.01A hereto. (2.01Y)

*4.01Z(w)    Copy of Supplemental Trust Indenture, dated September 1, 1974, being a supplemental instrument to Exhibit 4.01A hereto. (2.01Z)

*4.01AA(x)   Copy of Supplemental Trust Indenture, dated April 1, 1975, being a supplemental instrument to Exhibit 4.01A hereto. (4.01AA)

*4.01BB(x)   Copy of Supplemental Trust Indenture, dated May 1, 1975, being a supplemental instrument to Exhibit 4.01A hereto. (4.01BB)

*4.01CC(x)   Copy of Supplemental Trust Indenture, dated March 1, 1976, being a supplemental instrument to Exhibit 4.01A hereto. (4.01CC)

*4.01DD(x)   Copy of Supplemental Trust Indenture, dated June 1, 1981, being a supplemental instrument to Exhibit 4.01A hereto. (4.01DD)

*4.01EE(y)   Copy of Supplemental Trust Indenture, dated December 1, 1981, being a supplemental instrument to Exhibit 4.01A hereto. (4.01EE)

*4.01FF(z)   Copy of Supplemental Trust Indenture, dated May 1, 1983, being a supplemental instrument to Exhibit 4.01A hereto.

*4.01GG(z)   Copy of Supplemental Trust Indenture, dated December 1, 1983, being a supplemental instrument to Exhibit 4.01A hereto. (4.01BB)

*4.01HH(z)   Copy of Supplemental Trust Indenture, dated September 1, 1984, being a supplemental instrument to Exhibit 4.01A hereto.

*4.01II(z)   Copy of Supplemental Trust Indenture, dated December 1, 1984, being a supplemental instrument to Exhibit 4.01A hereto.

4.01JJ       Copy of Supplemental Trust Indenture, dated May 1, 1985, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.36 to NSP's Annual Report on Form 10-K (File No. 1-3034) for the year ended December 31, 1985 and incorporated herein by reference.

4.01KK       Copy of Supplemental Trust Indenture, dated September 1, 1985, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.36 to NSP's Annual Report on Form 10-K (File No. 1-3034) for the year ended December 31, 1985 and incorporated herein by reference.

4.01LL       Copy of Supplemental and Restated Trust Indenture, dated May 1, 1988, being a supplemental instrument to Exhibit 4.01A hereto, filed as
             Exhibit 4.02 to NSP's Annual Report on Form 10-K (File No. 1-3034) for
             the year ended December 31, 1988 and incorporated herein by reference.

4.01MM       Copy of Supplemental Trust Indenture, dated July 1, 1989, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated July 2,
             1989, and incorporated herein by reference.

4.01NN       Copy of Supplemental Trust Indenture, dated June 1, 1990, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated June 6,
             1990, and incorporated herein by reference.

4.01OO       Copy of Supplemental Trust Indenture, dated October 1, 1992, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated October 13,
             1992, and incorporated herein by reference.

4.01PP       Copy of Supplemental Trust Indenture, dated April 1, 1993, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated March 30,
             1993, and incorporated herein by reference.

4.01QQ       Copy of Supplemental Trust Indenture, dated December 1, 1993, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated December 7,
             1993, and incorporated herein by reference.

4.01RR       Copy of Supplemental Trust Indenture, dated February 1, 1994, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated February
             10, 1994, and incorporated herein by reference.

4.01SS       Copy of Supplemental Trust Indenture, dated October 1, 1994, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated October 5,
             1994, and incorporated herein by reference.

4.01TT       Copy of Supplemental Trust Indenture, dated June 1, 1995, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to NSP's Current Report on Form 8-K (File No. 1-3034) dated June 28,
             1995, and incorporated herein by reference.

4.02         Form of Subordinated Debt Securities Indenture between Northern States
             Power Company and Norwest Bank Minnesota, National Association, as
             trustee.

4.03         Form of Preferred Security (included in Exhibits 4.10 and 4.11).

4.04         Form of Junior Subordinated Debenture (included in Exhibit 4.12).

4.05         Form of Guarantee Agreement with respect to Preferred Securities.

4.06         Certificate of Trust of NSP Financing I.

4.07         Certificate of Trust of NSP Financing II.

4.08         Declaration of Trust of NSP Financing I.

4.09         Declaration of Trust of NSP Financing II.

4.10         Form of Amended and Restated Declaration of Trust of NSP Financing I.

4.11         Form of Amended and Restated Declaration of Trust of NSP Financing II.

4.12 Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debentures.

5.01         Opinion of Gary R. Johnson as to the validity of the Offered
             Securities.

5.02         Opinion of Richards, Layton & Finger as to the validity of the Offered
             Securities.

8.01         Tax Opinion of Gardner, Carton & Douglas.

12.01        NSP statement of computation of ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends.

12.02 New NSP statement of computation of pro forma ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends.

23.01        Consent of Independent Accountants.

23.02        Independent Auditor's Consent.

23.03        Consent of Independent Accountants.

23.04        Consent of Legal Counsel (included in Exhibits 5.01, 5.02 and 8.01).

24.01        Power of Attorney.

25.01 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as Trustee under the Subordinated Debt Securities Indenture.

25.02 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the Preferred
             Securities Guarantee of NSP for the benefit of the holders of the Preferred Securities of NSP Financing I.

25.03 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the Preferred
             Securities Guarantee of NSP for the benefit of the holders of the Preferred Securities of NSP Financing II.

25.04        Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and
             Restated Declaration of Trust of NSP Financing I.

25.05        Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and
             Restated Declaration of Trust of NSP Financing II.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that clauses
    (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NSP FINANCING I AND NSP FINANCING II CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND THAT THEY HAVE DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS AND STATE OF MINNESOTA ON DECEMBER 27, 1996.

                                          NSP FINANCING I

                                          By_______/s/ EDWARD J. MCINTYRE_______
                                          Edward J. McIntyre, Trustee

                                          By___________/s/ PAUL PENDER__________
                                          Paul Pender, Trustee

                                          NSP FINANCING II

                                          By_______/s/ EDWARD J. MCINTYRE_______
                                          Edward J. McIntyre, Trustee

                                          By___________/s/ PAUL PENDER__________
                                          Paul Pender, Trustee

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON DECEMBER 27, 1996.

                                          NORTHERN STATES POWER COMPANY

                                          By:_______/s/ Arland D. Brusven_______
                                            Arland D. Brusven, Vice President --
                                          Finance

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                   TITLE                                      DATE
------------------------------  --------------------------------------------------  ------------------------------
James J. Howard                 Principal Executive Officer and Director

Edward J. McIntyre              Principal Financial Officer

Roger D. Sandeen                Principal Accounting Officer

H. Lyman Bretting               Director

David A. Christensen            Director

W. John Driscoll                Director

Dale L. Haakenstad              Director

Allen F. Jacobson               Director

Richard M. Kovacevich           Director

John E. Pearson                 Director

G. M. Pieschel                  Director

Margaret R. Preska              Director

A. Patricia Sampson             Director

                                By:/s/ Arland D. Brusven
                                Arland D. Brusven (attorney in fact) December 27, 1996

                               INDEX TO EXHIBITS

 EXHIBIT NO.                                                DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       1.01    Form of Purchase Agreement for the Preferred Securities.
       4.02    Form of Subordinated Debt Securities Indenture between Northern States Power Company and Norwest Bank
                 Minnesota, National Association, as trustee.
       4.03    Form of Preferred Security (included in Exhibits 4.10 and 4.11).
       4.04    Form of Junior Subordinated Debenture (included in Exhibit 4.12).
       4.05    Form of Guarantee Agreement with respect to Preferred Securities.
       4.06    Certificate of Trust of NSP Financing I.
       4.07    Certificate of Trust of NSP Financing II.
       4.08    Declaration of Trust of NSP Financing I.
       4.09    Declaration of Trust of NSP Financing II.
       4.10    Form of Amended and Restated Declaration of Trust of NSP Financing I.
       4.11    Form of Amended and Restated Declaration of Trust of NSP Financing II.
       4.12    Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
                 Debentures.
       5.01    Opinion of Gary R. Johnson as to the validity of the Offered Securities.
       5.02    Opinion of Richards, Layton & Finger as to the validity of the Offered Securities.
       8.01    Tax Opinion of Gardner, Carton & Douglas.
      12.01    NSP statement of computation of ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends.
      12.02    New NSP statement of computation of pro forma ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends.
      23.01    Consent of Independent Accountants.
      23.02    Independent Auditor's Consent.
      23.03    Consent of Independent Accountants.
      23.04    Consent of Legal Counsel (included in Exhibits 5.01, 5.02 and 8.01).
      24.01    Power of Attorney.
      25.01    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Norwest Bank
                 Minnesota, National Association, as Trustee under the Subordinated Debt Securities Indenture.
      25.02    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
                 Company, as Trustee of the Preferred Securities Guarantee of NSP for the benefit of the holders of the Preferred Securities of NSP Financing I.
      25.03    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
                 Company, as Trustee of the Preferred Securities Guarantee of NSP for the benefit of the holders of the Preferred Securities of NSP Financing II.
      25.04    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
                 Company, as Trustee under the Amended and Restated Declaration of Trust of NSP Financing I.
      25.05    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
                 Company, as Trustee under the Amended and Restated Declaration of Trust of NSP Financing II.
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